UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2018

ICOX INNOVATIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4101 Redwood Ave., Building F, Los Angeles, CA 90066
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the sponsorship agreement dated October 30, 2018 with Mackie Research Capital Corporation, on December 4, 2018, we issued 30,000 shares of our common stock to Mackie Research Capital Corporation at a deemed price of US$0.60 per share, which were payable upon the listing of shares of our common stock on the TSX Venture Exchange in Canada. We issued these shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Chief Financial Officer and Appointment of Chief Operating Officer

On December 4, 2018, we appointed Swapan Kakumanu as our chief financial officer in connection with our application to list our common stock on the TSX Venture Exchange. In order to accommodate the appointment of Swapan Kakumanu as our chief financial officer, we removed Michael Blum as our chief financial officer on December 4, 2018. On the same date, we appointed Michael Blum as our chief operating officer.

Swapan Kakumanu

Swapan Kakumanu, age 49, has been the controller of our company since October 2017.

Mr. Kakumanu has been a partner, controller and chief financial officer for Red to Black Inc., a financial services firm offering chief financial officer, controller and strategic consulting services to both public and private companies, since November 2012. Mr. Kakumanu has been the chief financial officer of RYDE Holding Inc. since October 2018, the chief financial officer and a director of BLOCKStrain Technology Corp. since September 2018, and the chief financial officer of Pounce Technologies Inc. since July 2016. Mr. Kakumanu was also the chief financial officer of Intercept Energy Services Inc. from June 2014 to September 2018, the chief financial officer of Vogogo Inc. from August 2017 to April 2018, the controller of Vogogo Inc. from November 2013 to April 2018, the chief financial officer of Oral4D Systems Inc. from February 2015 to April 2017, the chief financial officer of Decisive Farming Corp. from December 2014 to November 2016 and the chief financial officer of Silver Gold Bull Inc. from March 2013 to December 2013.

Mr. Kakumanu has over 20 years of senior finance and operations experience. He has served at the executive levels in both public and private companies including senior roles as president, chief executive officer, chief financial officer and company secretary, as well as director roles on boards. Mr. Kakumanu has extensive experience in public company reporting, investor relations, ERP implementations, mergers and acquisitions, internal controls and general overall financial, strategic and operations management. His diverse industry experience spans commercializing technologies and launching software solutions, blockchain, manufacturing, distribution, oilfield services, healthcare technologies and multi-jurisdictional operations. He holds CPA.CGA, ACA (Chartered Accountant, India) and ACMA (Certified Management Accountant, India) designations.

Michael Blum

Michael Blum, age 42, was appointed as the chief financial officer, secretary, treasurer and a director of our company on October 9, 2017.

Mr. Blum started his career in Silicon Valley where he eventually joined PayPal as country manager, Germany and later ran the payments business for eBay in South East Asia and the Pacific. In 2005, he moved into the world of finance, co-founding a hedge fund, Falconhenge Partners which then became part of Magnetar Capital. Since January 2008, Mr. Blum has been a co-founder and the president at Hedgeye Risk Management, a leading online financial media company and he is a director at Hedgeye Cares, the company’s employee driven charity. Since August 2016, he has also served as president of Seven7, LLC, a sports and entertainment focused venture fund. Since July 2013, he has served as managing director at Asia Leisure Capital SA, a hotel and casino management and investment firm. He was previously co-founder and chief financial officer of Firefly Systems Inc. from January 2014 to February 2017. Mr. Blum graduated from Yale University with a Bachelor of Arts in Economics and International studies in 1998.

Term of Office

Our executive officers are appointed by our board of directors and hold office until their death, resignation or removal from office.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

Other than as disclosed below, we have not been party to any transaction with Messrs. Kakumanu and Blum since January 1, 2016, or any currently proposed transaction with Messrs. Kakumanu and Blum in which we were or will be a participant and where the amount involved exceeds US$4,684.27, being the lesser of US$120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which Messrs. Kakumanu and Blum had or will have a direct or indirect material interest.

Effective October 15, 2017, we granted 100,000 stock options to Red to Black Inc., a company controlled by Swapan Kakumanu. The stock options are exercisable at the exercise price of US$0.10 per share for a period of ten years from the date of grant. The stock options become exercisable as follows: (i) 1/3 on the first anniversary of the grant date; (ii) 1/3 on the second anniversary of the grant date and (iii) 1/3 on the third anniversary of the grant date.

On October 30, 2017, we issued 50,000 shares of our common stock to Red to Black Inc. at a price of US$0.10 per share for the total consideration of US$5,000.

Effective June 8, 2018, we granted 75,000 stock options to Red to Black Inc. The stock options are exercisable at the exercise price of US$0.60 per share for a period of ten years from the date of grant. The stock options become exercisable as follows: (i) 1/3 on the first anniversary of the grant date; (ii) 1/3 on the second anniversary of the grant date and (iii) 1/3 on the third anniversary of the grant date.

Since October 1, 2017, we have paid Red to Black Inc. US$4,000 per month which was amended to US$10,000 per month from February 1, 2018 for providing accounting and controller services. In addition, our board of directors approved US$5,000 monthly compensation to Mr. Kakumanu once he is appointed as our chief financial officer.

Michael Blum

In connection with the appointment of Michael Blum as chief financial officer, we have entered into an independent consultant agreement dated October 9, 2017 with Michael Blum whereby we agreed to pay Mr. Blum a signing bonus of US$25,000, payable within 30 days, and a consulting fee in the amount of US$10,000 per month. Subject to compliance with all applicable securities laws, we also agreed to grant to Mr. Blum stock options in an amount to be determined by our board of directors. The agreement continues for twelve months terms which will automatically be renewed unless we provide 30 days prior written notice of our intention to not renew the agreement. The agreement may be terminated by (i) Mr. Blum by providing at least 30 days advance notice in writing, (ii) us by giving at least 30 days advance notice in writing, or (iii) us without notice in the event that Mr. Blum: (a) breaches any term of the agreement, (b) neglects the services or any other duty to be performed under the agreement, (c) engages in any conduct which is dishonest, or damages our reputation or standing, (d) is convicted of any criminal act, (e) engages in any act of moral turpitude, (f) files a voluntary petition in bankruptcy, or (g) is adjudicated as bankrupt or insolvent. Mr. Blum has also agreed for the term of the agreement not to compete with us in the business of providing services for blockchain initial coin offerings. During the term of the agreement and for a period of one year immediately following the termination or expiration of the agreement, Mr. Blum has agreed not to solicit or induce any customer, prospective customer, supplier, sales personnel, employee or independent contractor involved with us to terminate or breach any employment, contractual or other relationship with us, or to otherwise discontinue or alter such third party’s relationship with us.

Effective October 15, 2017, we granted 400,000 stock options to Michael Blum. The stock options are exercisable at the exercise price of US$0.10 per share for a period of ten years from the date of grant. The stock options become exercisable as follows: (i) 1/3 upon the date of grant; (ii) 1/3 on the first anniversary of the grant date and (iii) 1/3 on the second anniversary of the grant date.

On October 30, 2017, we issued 250,000 shares of our common stock to Michael Blum at a price of US$0.10 per share for the total consideration of US$25,000.

On March 13, 2018, we entered into a loan agreement with Michael Blum whereby Mr. Blum advanced US$100,000 to us. The principal amount of US$100,000 was repayable on demand (but no longer than a term of six month) and bore simple interest at a rate of 12% per annum, which was payable upon repayment of the principal amount of US$100,000. We were entitled to prepay the whole or any portion of the principal amount of US$100,000, plus accrued interest on the portion of the principal amount of US$100,000 being prepaid, at any time. The loan agreement provided that we must, within five days of the release of funds to us from our private placement of subscription receipts that closed in March 2018, repay the principal amount of US$100,000 plus accrued interest in full. The loan agreement also provided that if we obtain any indebtedness on terms that are superior to the terms set forth in the loan agreement, then the terms under the loan agreement will be deemed to be amended, as of March 13, 2018, to match such superior terms in a manner and on terms as nearly equivalent as practicable to such superior terms. The loan was repaid on June 1, 2018 with interest of US$2,630.14.

In connection with the appointment of Michael Blum as chief operating officer, on December 4, 2018, we have entered into an amendment to the independent consultant agreement dated October 9, 2017 with Michael Blum whereby the parties (i) modified the services to be provided by Mr. Blum to reflect his new position with our company as chief operating officer and (ii) increased his consulting fee to US$12,000 per month commencing December 4, 2018.

Item 7.01 Regulation FD Disclosure.

A news release dated December 4, 2018 is furnished herewith.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this current report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Effective at the opening on December 4, 2018, shares of our common stock have been approved for trading on the TSX Venture Exchange in Canada under the symbol “ICOX.” We have been approved for listing as a Tier 2 Technology Issuer on the TSX Venture Exchange.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to Independent Consultant Agreement dated December 4, 2018 with Michael Blum

99.1	News Release dated December 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOX INNOVATIONS INC.

/s/ Bruce Elliott
Bruce Elliott
President

December 4, 2018